FOR IMMEDIATE RELEASE
Media Contact: Stacey Corso
510.735.2667
scorso@ziprealty.com

ZipRealty Announces Preliminary 2013 Results

•	Revenue of $75.9 million for the full year 2013 is 3% above the prior year
•	Revenue of $17.0 million for the fourth quarter of 2013 is below the company’s prior business outlook reflecting a sharper-than-expected slowdown in real estate sales in ZipRealty markets
•	The company currently anticipates revenue growth in the mid-single-digit range for the full year 2014
•	The company settled an outstanding legal claim relating to prior business practices in the fourth quarter, agreeing to pay $1.7 million

EMERYVILLE, Calif., Jan.17, 2014 − ZipRealty, Inc. (http://www.ziprealty.com) (NASDAQ: ZIPR), the nation’s most prominent online technology-powered residential real estate brokerage firm and real estate marketing solutions provider, today announced preliminary financial results for the fourth quarter and full year ended December 31, 2013.

Preliminary Fourth Quarter and Full Year 2013 Results

The Company expects to report net revenues of approximately $17.0 million for the fourth quarter of 2013, a 4% decrease from $17.7 million in revenue in the fourth quarter last year. The Company expects to report Adjusted EBITDA for the fourth quarter in the range of a loss of $1.0 million to a loss of $0.8 million. Fourth quarter net income will also reflect an expense of $1.7 million in association with a legal settlement reached during the quarter, resolving the final outstanding claim relating to ZipRealty’s former compensation practices of employee real estate agents. The settlement, which was agreed to by the parties, is subject to final court approval.

For the full year 2013, ZipRealty expects to report net revenues of approximately $75.9 million, an increase of 3% compared to $73.8 million in net revenues for the prior year. Adjusted EBITDA for the full year is expected to be approximately breakeven.

The Company expects to report cash and cash equivalents of approximately $14.3 million at December 31, 2013, of which an estimated $1.7 million is anticipated to be used during early 2014 in relation to the legal settlement.

Commentary on Fourth Quarter Results and 2014 Outlook

Lanny Baker, Chief Executive Officer and President of ZipRealty, commented, “Throughout 2013, our primary financial objective was to accelerate ZipRealty’s revenue growth while delivering positive Adjusted EBITDA for the full year. We made strong operational progress in support of those objectives during the year, however real estate sales in our markets slowed more sharply than expected during the fourth quarter, and our relative momentum was not strong enough to completely offset that change. As a result, our fourth quarter revenue was below the outlook we provided previously.”

The total value of real estate transactions in the metropolitan areas that ZipRealty serves grew by 9% year to year in the fourth quarter, compared to a 22% year to year growth rate in the first nine months of the year. The total value of ZipRealty’s real estate transactions declined by 4% year to year in the fourth quarter, compared to an 8% growth rate in the first nine months of the year.

“The results and outlook we are providing today do not match the more ambitious long-term objectives we have for ZipRealty, yet recent trends in real estate transaction activity within our owned and operated markets point to a more modest growth outlook for 2014. Consumer home search activity appears to have slowed this winter, and recent industry data shows lower pending sales and mortgage applications compared to a year ago. However, ZipRealty has increased the size of its agent force by 13% in the past year and has also released upgrades to its technology platform that are intended to aid customer acquisition and agent productivity. Meanwhile, the Powered by Zip unit continues to attract new brokerage customers and agents to its digital platform and will remain a central strategic priority in 2014 and beyond.

Based on these factors, we believe that ZipRealty is positioned to perform better in relation to the markets we serve in 2014, and our current expectation is that we will increase revenue by mid-single-digits for the full year compared to 2013.”

About ZipRealty, Inc.

ZipRealty is a leading national real estate brokerage and provider of proprietary technology and comprehensive online marketing tools for the residential real estate brokerage industry. For home buyers and sellers who increasingly want control, choice and a seamless, customized service, ZipRealty offers Internet-enabled, state-of-the-art technology and complete access to accurate, timely information via their website and mobile applications, which real estate professionals can combine with their own local knowledge and personal expertise to offer an exceptional start-to-finish client experience. For real estate professionals who seek more productive ways to conduct business, ZipRealty provides technology and online marketing tools to enhance their online sales channel, including lead generation, conversion and service of their clients. ZipRealty`s technology and online marketing products serve its full-service, owned-and-operated residential real estate brokerage business in 19 markets nationwide, as well as its Powered by Zip network of leading third-party local brokerages in 20 markets.

Note on Financial Presentation

The financial figures for the full year and fourth quarter 2013 presented and referred to in this announcement are preliminary as the company has not completed the full year 2013 financial close. Further, all financial results will be subject to audit prior to filing with the Securities and Exchange Commission and, therefore, may change significantly from those presented in this announcement.

Cautionary Language

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws, including, without limitation, statements regarding the Company’s preliminary financial results for the fourth quarter and full year 2013, market conditions and trends including total real estate transactions, home search activity, pending sales and mortgage activity, growth and productivity of the ZipRealty agent force and Powered by Zip unit, improvements and advances in ZipRealty’s technology, ZipRealty’s anticipated revenue growth and financial performance for 2014, and ZipRealty’s long-term growth objectives. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. The risks and uncertainties include but are not limited to the Company’s history of losses and expectations concerning future losses, volatility in the real estate market, macroeconomic factors such as unemployment, tight credit, inventory levels, foreclosure processing delays and the impact of government programs, the Company’s ability to reverse market share declines, to build its new and unproven Powered by Zip network, to comply with often complex federal and state laws and regulations concerning its agent classification, compensation, termination and other business practices, to successfully adapt to changes in the management team, to remain an innovation leader in its industry, to access leads and MLS listings from third parties that it does not control, to adapt to changes in technologies and practices relating to the nature and use of information, to protect arrangements for diversifying its revenue stream, to attract agents with its atypical value proposition, and to manage the growth of technology and control systems, the impact of website advertising and lead generation services on the visit-to-transaction pathway of potential customers, the Company’s pursuit of revenue growth opportunities that may reduce its profit margins, seasonality, protecting the privacy of consumer information, systems security, interruptions, delays and failures, geographic concentration, the protection and defense of the Company’s intellectual property rights, and other risk factors set forth in the Company’s Form 10-K for the year ended December 31, 2012. The forward-looking statements included in this release are made as of today’s date and, except as otherwise required by law, ZipRealty does not intend to update these forward-looking statements to reflect events or circumstances after the date hereof.

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